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                                                              April 9, 1999



Bluefly, Inc.
42 West 39th Street
New York, NY 10018

Ladies and Gentlemen:

   On the date hereof, Bluefly, Inc., a New York corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a Registration Statement on Form S-8 (the "Registration Statement"), relating to 977,157 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company of which (i) 2,402 have been issued to Evolution On-Line Systems, Inc. ("Evolution") under the terms of that certain Service Agreement, dated as of November 30, 1998, by and between the Company and Evolution (the "Evolution Agreement"), (ii) 24,755 have been issued to Kaufman Patricof Enterprises, Inc. ("KPE") under the terms of that certain agreement, dated as of May 13, 1998, by and between the Company and KPE and the amendment thereto, dated August 17, 1998 (collectively, the "KPE Agreement") and (iii) 950,000 are issuable pursuant to the terms of the Company's stock option plan, as amended (the "Stock Option Plan"). This opinion is an exhibit to the Registration Statement.

   We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with certain corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and shareholders, the Evolution Agreement, the KPE


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Bluefly, Inc.
April 9, 1999
Page 2

Agreement, the Stock Option Plan and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

   Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that, subject to shareholder approval of the increase in the number of shares available for issuance under the Stock Option Plan, the Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, (i) the Shares issued pursuant to the Evolution Agreement and KPE Agreement have been legally and validly issued, fully paid and nonassessable and (ii) when issued in accordance with the terms set forth in the Stock Option Plan and options issued thereunder, the Shares to be issued in accordance with the terms of the Stock Option Plan will be legally and validly issued, fully paid and nonassessable.

   It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which the purchaser thereof might propose to make.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

   This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                    Very truly yours,

                                /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                ------------------------------------------
                                    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF, LLP:RAG:JSH:AKL